Exhibit 5.1

O L S H A N	PARK AVENUE TOWER ● 65 EAST 55TH STREET ● NEW YORK, NEW YORK 10022 TELEPHONE: 212.451.2300 ● FACSIMILE: 212.451.2222

May 28, 2013

Pharmacyclics, Inc.
995 East Arques Avenue
Sunnyvale, California  94085-4521

Re:          Pharmacyclics, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Pharmacyclics, Inc., a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-8 (the “Registration Statement”), being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration of an aggregate of 300,000 shares (the “Shares”) of the common stock, $0.0001 par value per share (the “Common Stock”), of the Company issuable pursuant to the terms and in the manner set forth in the Company’s Amended and Restated Employee Stock Purchase Plan (the “ESPP”).  On May 9, 2013, the stockholders of the Company approved an amendment to the ESPP to increase the number of shares of Common Stock authorized for issuance under the ESPP from 1,500,000 to 1,800,000.

In rendering the opinions set forth below, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents and corporate and public records, and we have made such examination of law, as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed. The documents examined include, without limitation: (i) the Registration Statement and the exhibits thereto, (ii) the Company’s Amended and Restated Certificate of Incorporation, as amended, (iii) the Company’s Amended and Restated Bylaws, as amended, (iv) certain resolutions adopted by the Board of Directors and stockholders of the Company, and (v) the ESPP. We have also examined and relied upon the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, the authenticity and completeness of documents submitted to us as originals and the conformity to the authentic originals of all documents presented to us as conformed or reproduced copies. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied upon (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.

O L S H A N F R O M E W O L O S K Y L L P	WWW.OLSHANLAW.COM

May 28, 2013

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the ESPP, will be legally issued, fully paid and non-assessable.

We express no opinion as to the effect of any laws other than to the General Corporation Law of the State of Delaware and the laws of the United States of America.

A member of this firm holds shares of Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby concede that our Firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly set forth herein. This opinion letter is not a guaranty nor may one be inferred or implied from any statement herein contained.

Very truly yours,

/s/ Olshan Frome Wolosky LLP

OLSHAN FROME WOLOSKY LLP